EXHIBIT 10.20

LEASE

Jack's Market LLC of 1981 N. Berra Blvd, Tooele, UT 84074 herein-after referred to as Landlord, hereby remise, release and let to Healthcare Business GenFIat, Inc., of 1983 N. Berra Blvd, Tooele City, 84074 hereinafter referred to as Tenant, all those premises situate, lying and being in the 400 Square Feet, Suite 1983 of Jacks Market and more particularly described as follows, to wit: First floor office space of 400 square feet and common usage of basement storage space of 1,214 square feet.

(Legal Description)

TO HAVE AND TO HOLD the said premises, together with the appurtenances, unto the Tenant, from the 1st day of February 2025 for and during and until January 31, 2027, a term of one year.

And Tenant covenants and agrees to pay to Landlord as rental; for said premises, the sum of $1,320, payable on the 1st day of each month.

And Tenant further agrees to deliver up said premises to Landlord at the expiration of said term in as good order and condition as when the same were entered upon by Tenant, reasonable use and wear thereof and damage by the elements excepted, and the Tenant will not let or underlet said premises, or any part thereof without the written consent of Landlord first had and obtained, which consent will not be unreasonably withheld.

And Tenant further covenants and agrees that if said rent above reserved or any part thereof shall be unpaid for 10 days after the same shall become due; or if default in any of the covenants herein contained to be kept by Tenant is not cured within 5 business days from written notice, or if Tenant shall vacate such premises, Landlord may elect, without notice or legal process, to re-enter and take possession of said premises and every and any part thereof and re-let the same and apply the net proceeds so received upon the amount due or to become due under this lease, and Tenant agrees to pay any deficiency.

Responsibility for the maintenance shall be as indicate: Tenant responsible for (T), Landlord Responsible for (L), Roof    L    Exterior Walls    L    Interior Walls    L    Structural Repair    L    Interior Decorating    T    Exterior Painting   L    Yard Surfacing    L    Plumbing Equipment    L    Heating and Air Conditioning Equipment    L    Electrical Janitor L Light Globes and Tubes    L    Glass Breakage    T    Trash Removal    L    Snow Removal    L    Janitor    T    Others (See attached Details of Tenant Improvement Costs as Tenant credit.)

Responsibility for utilities, taxes and insurance shall be as indicated: Tenant responsible for (T), Landlord Responsible for (L). Power    L    Heat    L    Water    L    Sewer    L    Telephome    T    Real Property tax    L    Personal Property Tax    T    Fire Insurance on Building    L    Fire Insurance on Personal Property    T    Glass Insurance    L    Other    N/A

Each party shall be responsible for losses resulting from negligence or misconduct of himself, his employees or invitees.

Furniture, fixture and personal property of Tenant may not be removed from the premises until rent and other charges are fully paid.

In case of failure to faithfully preform the terms and covenants herein set forth, the defaulting party shall pay all costs, expenses and reasonable attorney's fees resulting from the enforcement of this agreement or any right arising out of such breach.

Witness the hands and seals of said Landlord and said Tenant at Tooele this 30th day of January 2024.

Landlord:	Jacks Market, LLC

	By:	/s/ Rick Noll
Its: Managing Member

Tenant:	Healthcare Business Resources, Inc./GenFIat, Inc.

	By:	/s/ Drew D. Hall
Its: CFO/CEO

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LEASE EXTENSION

Jack's Market, LLC of 1981 N. Berra Blvd., Tooele, UT 84074 herein-after referred to as Landlord, hereby extend the lease term, and let to GenFlat Holdings, Inc./GenFlat Inc., of 1983 N. Berra Blvd., Tooele City, UT 84074 hereinafter referred to as Tenant, all those premises situate, lying and being in the 400 Square Feet, Suite 1983 of Jack Market and more particularly described as follows, to wit: First floor office space of 400 square feet and common usage of basement storage space of 1,214 square feet.

TO HAVE AND TO HOLD the said premises, together with the appurtenances, unto the Tenant, from the first day of February 2024 for and during and until January 31, 2025, an extension of one year.

And Tenant covenants and agrees to pay to Landlord as rental; for said premises, the sum of $1,320, payable on the 1st day of each month.

Witness the signature of said Landlord and said Tenant at Tooele this 3 rd day of January 2025.

Landlord:	Jacks Market, LLC

	By:	/s/ Rick Noll
Its: Managing Member

Tenant:	GenFlat Holdings, Inc./GenFIat, Inc.

	By:	/s/ Drew D. Hall
Its: CEO

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